CARMAX REPORTS RECORD THIRD QUARTER SALES AND
                  ---------------------------------------------
                    ANNOUNCES FISCAL 2006 STORE OPENING PLAN;
                    -----------------------------------------

               Expects Third Quarter EPS of Approximately 17 Cents
               ---------------------------------------------------

Richmond, Va., December 6, 2004 - CarMax, Inc. (NYSE: KMX) today reported record sales for the third quarter ended November 30, 2004.

o Total sales increased 13% to $1.22 billion from $1.07 billion in the same period last year.

o Total used unit sales grew 15% for the quarter.

o Comparable store used unit sales rose 2% for the quarter.

o The company now expects third quarter earnings of approximately 17 cents per share.

o The company announced plans to open approximately nine used car superstores in the next fiscal year, expanding its superstore base by approximately 16%.


Sales Commentary
----------------

"As we noted in our November 16 release, our third quarter used car sales trends were stronger than the performance we experienced during the late spring and summer," said Austin Ligon, president and chief executive officer. "In the quarter, used car wholesale prices fell in line with what we generally see during the autumn model-year-changeover period, and we believe this contributed to the stronger sales performance. We also believe we recovered some of the sales lost during the second quarter to severe weather in Florida and the southeastern U.S. In addition, as we originally expected, DRIVE Financial Services, a new finance provider focused on subprime customers, contributed approximately 3% to used unit comps."





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CarMax, Inc.
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Third Quarter Earnings Expectations
-----------------------------------

"For the third quarter, we now expect earnings per share of approximately 17 cents, which includes a benefit of about 1 cent from the adjustment in the valuation of our retained interests in securitized receivables," Ligon said. "We plan to offer guidance for our fourth quarter and current fiscal year when we release third quarter earnings on December 17."

Used Car Store Openings and New Car Franchise Disposals
-------------------------------------------------------

CarMax opened two superstores during the third quarter, entering the Albuquerque, N. M., market with a standard superstore and adding a satellite superstore in Richmond, Va. CarMax also opened a satellite superstore in the Miami, Fla., market on December 1. The company has opened nine superstores thus far in fiscal 2005, an increase of 18% in the used car superstore base. No additional superstore openings are planned during the balance of the fiscal year.

During the third quarter, the company completed the sale of its Ford franchise in Kenosha, Wis., and returned its Mitsubishi franchise in Atlanta, Ga., to the manufacturer. In addition, the company expects to return its remaining two Mitsubishi franchises to the manufacturer in the fourth quarter, one at its Dulles superstore in northern Virginia and one in Kenosha. Following these actions, CarMax will have seven new car franchises, including three Chrysler franchises, two Toyota franchises, one Nissan franchise, and one Chevrolet franchise. The company plans to operate this core group of new car franchises for the foreseeable future.

Fiscal 2006 Store Opening Plan
------------------------------

During the fiscal year ending February 28, 2006, the company plans to expand its used car superstore base by approximately 16%, consistent with CarMax's used car superstore annual growth target in the range of 15% to 20%. The company expects to open approximately nine used car superstores, including five standard superstores and four satellite superstores. Planned entries into mid-sized markets include Jacksonville, Fla.; Salt Lake City, Utah; Wichita, Kan.; and Virginia Beach, Va. Satellite superstore additions are planned for Independence, Mo.; Miami, Fla.; and Nashville, Tenn. CarMax also plans to add one standard and one satellite superstore to the Los Angeles, Calif., market, bringing the total number of stores in this large market to five.

Earnings Release and Conference Call Information
------------------------------------------------

CarMax will release third quarter earnings on Friday, December 17, 2004, before the opening of the New York Stock Exchange. The company will host a conference call for investors at 9:00 a.m. Eastern time on that date. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 2632626). International investors should dial 1-706-679-7457 (conference I.D.: 2632626). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

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CarMax, Inc.
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A replay of the call will be available beginning at approximately 1:00 p.m.
Eastern time on December 17 and will run through midnight, December 24, 2004. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.:
2632626) and international investors at 1-706-645-9291 (conference I.D.:
2632626). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

Retail Vehicle Sales Changes
----------------------------
                                               Three Months Ended                  Nine Months Ended
                                                  November 30                         November 30
                                        ---------------------------------    -------------------------------
                                             2004             2003                2004            2003
                                             ----             ----                ----            ----
Comparable store vehicle sales:
     Used vehicle units..........             2 %              2%                 (3)%            6 %
     New vehicle units...........            11 %              2%                 12 %           (2)%
     Total vehicle units.........             2 %              2%                 (2)%            5 %

     Used vehicle dollars........             3 %              4%                 (1)%            7 %
     New vehicle dollars.........             9 %              5%                 11 %            0 %
     Total vehicle dollars.......             4 %              4%                  0 %            6 %

Total vehicle sales:
     Used vehicle units..........            15 %             13%                  8 %           18 %
     New vehicle units...........            (6)%              1%                 (3)%           (3)%
     Total vehicle units.........            13 %             12%                  7 %           16 %

     Used vehicle dollars........            16 %             16%                 10 %           19 %
     New vehicle dollars.........            (7)%              4%                 (3)%           (1)%
     Total vehicle dollars.......            13 %             14%                  9 %           16 %


Retail Vehicle Sales Mix
------------------------
                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                              2004            2003                2004            2003
                                              ----            ----                ----            ----
Vehicle units:
     Used vehicles................             93%             91%                 92%            91%
     New vehicles.................              7               9                   8              9
                                         --------------- ----------------    --------------- ---------------
     Total........................            100%            100%                100%           100%
                                         --------------- ----------------    --------------- ---------------

Vehicle dollars:
     Used vehicles................             89%             87%                 88%            87%
     New vehicles.................             11              13                  12             13
                                         --------------- ----------------    --------------- ---------------
     Total........................            100%            100%                100%           100%
                                         --------------- ----------------    --------------- ---------------

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CarMax, Inc.
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Retail Unit Sales
-----------------
                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                              2004            2003                2004            2003
                                              ----            ----                ----            ----
Used vehicles.....................           58,908          51,361              183,657         169,556
New vehicles......................            4,765           5,079               16,365          16,804
                                         --------------- ----------------    --------------- ---------------
Total.............................           63,673          56,440              200,022         186,360
                                         --------------- ----------------    --------------- ---------------

Average Retail Selling Prices
-----------------------------
                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                              2004            2003                2004            2003
                                              ----            ----                ----            ----
Used vehicles.....................           $15,591         $15,393            $15,650          $15,382
New vehicles......................           $23,804         $23,968            $23,562          $23,566
Weighted average..................           $16,205         $16,165            $16,297          $16,120

About CarMax
------------

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 58 used car superstores in 27 markets. CarMax also operates nine new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended November 30, 2004, the company sold 238,200 used cars, which is 92% of the total 259,402 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-looking Statements
--------------------------

The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

                                      # # #
Contacts:
---------
Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594